UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017 (May 3, 2017)

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2017, the Board of Directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”) approved and adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”), which became effective immediately upon approval by the Board on May 3, 2017, and include, among others, the changes described below.

•	Article I, Section 1 of the former bylaws. The deletion reflects the Company’s election to be governed by Section 155 of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to fractions of shares.

•	Article I, Section 7 of the Amended Bylaws. Clarifies and amends requirements and procedures applicable to the stockholders’ ability to take corporate action by written consent without a meeting. Specifically, this amendment, among other things, provides that (i) holders of at least 25% the voting power of the Company’s outstanding capital stock must request a record date for any action to be taken by written consent and must provide all information requested by the Company in connection therewith and (ii) that such request must contain evidence showing the required stock ownership of the stockholders requesting the action by written consent. Furthermore, Section 7(i) of the Amended Bylaws provides the requirements applicable to a solicitation of stockholder action by written consent by or at the direction of the Board.

•	Article II, Sections 2 and 3 of the Amended Bylaws. Clarifies the composition of the Board and the term of a director elected between annual meetings of stockholders.

•	Article II, Section 4 of the Amended Bylaws. Implements a 24 hour notice requirement before regular meetings of the Board.

•	Article II, Section 8 of the former bylaws. The Amended Bylaws delete this provision relating to the right of the Board to create a “Board of Advisers.”

•	Article III of the Amended Bylaws. Adds the Chief Executive Officer and the Chief Financial Officer to the list of officers of the Company. Clarifies that only an “Executive” Chairman, or Vice-Chairman, of the Board is considered an officer of the Company. Provides the Secretary and the Assistant with the power to select a designee to record corporate meetings and actions.

•	Article V, paragraph (a) of the Amended Bylaws. Clarifies when the Company indemnifies its directors, officers and other qualifying indemnified persons.

The Amended Bylaws also incorporate current provisions of the DGCL and various conforming, ministerial and other related changes.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended

Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Amended Bylaws marked to show changes from the previous bylaws is also attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Bylaws of Puma Biotechnology, Inc.

3.2	Marked Second Amended and Restated Bylaws of Puma Biotechnology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: May 8, 2017	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Puma Biotechnology, Inc.

3.2	Marked Second Amended and Restated Bylaws of Puma Biotechnology, Inc.